UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 25, 2014
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 25, 2014, Meritage Homes Corporation (the “Company”) entered into amended and restated employment agreements with each of Steven J. Hilton, its Chairman and CEO, Larry W. Seay, its Executive Vice President and Chief Financial Officer, C. Timothy White, its Executive Vice President and General Counsel, and Steven Davis its Executive Vice President-Chief Operating Officer. The Company also entered into an amendment of the amended and restated change of control agreements between the Company and each of these officers.

Following is a description of the key provisions of the amended and restated employment agreements and amendments to the amended and restated change of control agreements. The descriptions contained in this Form 8-K are qualified in their entirety by the terms of the actual agreements filed herewith as exhibits to this Form 8-K and incorporated by reference herein.

Employment Agreements

Effective Date:	January 1, 2014

Expiration Date:	December 31, 2016

Renewal Provisions:
Each agreement is subject to automatic one year renewal provisions, unless on or before August 31, 2016 (or August 31 of any renewal term), the executive officer or the Company notifies the other that it wishes to terminate the agreement.

Base Salary:	Steven J. Hilton	$1,000,000
	Larry W. Seay	$600,000
	C. Timothy White	$525,000
	Steven Davis	$500,000

Annual Cash Incentive

Bonus:
Each agreement entitles the executive officer to an annual cash incentive bonus based upon the achievement of certain performance goals established by the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”). The amount of the target bonus and payout ranges for each officer is set forth below. The amount of the bonus to be paid is contingent upon the achievement of the performance criteria established by the Compensation Committee. Where the actual performance falls below the threshold level, no incentive bonus will be paid with respect to that performance goal. In addition to the    financial performance goals established by the Compensation Committee, the Compensation Committee may also consider individual performance for certain officer positions as appropriate.

Executive Officer	Threshold	Intermediate	Target	Maximum
Steven J. Hilton	$625,000	$1,250,000	$2,500,000	$5,000,000
Larry W. Seay	$150,000	$ 300,000	$ 600,000	$1,200,000
C. Timothy White	$150,000	$ 300,000	$ 600,000	$1,200,000
Steven M. Davis	$250,000	$ 500,000	$1,000,000	$2,000,000

Where actual results fall between the performance levels set forth above, payments will be calculated based on linear interpolation. The fiscal year 2014 performance targets set by the Compensation Committee are based on the Company's (i) earnings before interest, taxes, depreciation, amortization and other charges specified by the Compensation Committee (“EBITDA”), (ii) number of home closings and (iii) customer satisfaction ratings.

Performance Share Awards:
Each agreement entitles the executive officer to an annual performance    share award (or restricted stock unit award), subject to the achievement of certain performance goals over a three year performance period, as established by the Compensation Committee. Each executive officer will be entitled to a number of shares based on a target dollar value on the grant date. The number of performance shares awarded will be determined based by dividing the target dollar amount as provided in the respective officer’s employment agreement by the closing price of the Company’s common stock on such date. The number of shares payable under the performance share award will be an amount ranging from 0% to 150% of the target number of shares awarded, depending on the level of achievement of the specified performance goals over the three year performance period. The target dollar value of the annual performance share award applicable to each executive officer is set forth below.

Executive Officer	Target Dollar Value of Performance Share Award
Steven J. Hilton	$1,000,000
Larry W. Seay	$450,000
C. Timothy White	$425,000
Steven Davis	$500,000

On February 18, 2014, we reported on Form 8-K the target performance share awards for 2014 to the above listed executive officers and that information is incorporated by reference herein.

Restricted Stock Unit Awards:
Each agreement entitles the executive officer to an annual grant of restricted stock units that vest over a three year period beginning on January 1 of each year. The number of restricted stock units to be granted to each executive officer will be equal to the dollar value specified for each executive officer in his employment agreement divided by the closing price of the Company’s stock on the grant date. The dollar value of restricted stock units to be granted annually to each officer is set forth below.

Executive Officer	Target Dollar Value of Performance Share Award
Steven J. Hilton	$1,000,000
Larry W. Seay	$450,000
C. Timothy White	$425,000
Steven Davis	$500,000

On February 18, 2014, we reported on Form 8-K the restricted stock unit awards for 2014 to the above listed executive officers and that information is incorporated by reference herein.

Other Benefits:
Each employment agreement provides the executive officer with certain specified other benefits. With respect to Mr. Hilton, he is entitled to receive payments annually to purchase life insurance in the amount of $5,000,000; disability insurance with monthly benefits of $20,000; reimbursement for business use of his airplane at an amount equal to comparable charter rates; and the use of a Company car. With respect to Messrs. Seay, White and Davis, they are entitled to receive payments annually for life insurance in the amount of $3,000,000 and disability insurance with monthly benefits of $20,000.

Termination Provisions:
Each employment agreement provides for certain payments upon termination of employment, including voluntary resignation, resignation by the officer for good reason, termination by the Company, with and without cause, death or disability, and retirement. Following is a summary of the key termination provisions of each executive officer’s employment agreement.

	Voluntary Resignation by Officer Without Good Reason	Voluntary Resignation by Officer With Good Reason (1) (4)	Termination by the Company Without Cause (1) (4)	Termination by the Company With Cause	Death or Disability	Retirement (1) (2)
Base salary and paid time off through date of termination	X	X	X	X	X	X
Annual cash incentive awards, performance share awards and restricted stock unit awards earned in a previous year but not yet paid	X	X	X	X	X	X
Pro rata annual cash incentive bonus for period in which termination occurs		X	X			X
Target bonus for the performance period in which the termination occurs (5)					X
Certain previously granted time based awards and restricted stock units that are outstanding shall immediately vest and become unrestricted		X	X		X	X
Performance shares awarded shall be delivered and shall continue to vest subject to achievement of specified performance goals		X	X			X
Previously granted performance based restricted stock units that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved
		X	X			X
Target number of previously granted performance based restricted stock awards that have not vested will immediately vest and become unrestricted (5)					X
Any outstanding stock options shall vest and remain exercisable for the remainder of the original term		X	X		X	X
Payment for health coverage equal to 150% of monthly COBRA premium		X	X		X
Severance payment equal to two times (A) the executive officer’s base salary on the date of termination and two times (B) the higher of (x) the average of the bonus compensation paid to the executive officer for the two years prior to his termination of employment or (y) the annual bonus paid to the executive officer for the year preceding the date of termination (3)
		X	X

(1)
Mr. Hilton shall render reasonable consulting services during the 24-month period following termination. Messrs. Seay, White and Davis shall render reasonable consulting services during the 12-month period following termination.

(2)
In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, executive must complete 15 cumulative years as a named executive officer or member of the board.

(3)	In the case for Messrs. Seay, White and Davis for termination without cause, the severance payment has a multiple of one in the calculation.

(4)	Mr. Hilton's severance payment may not be less than $5 million and may not exceed $10 million. Messrs. Seay, White and Davis' severance payments may not exceed $2 million, each.

(5)
For the 2014 performance period, the annual incentive bonus and performance share compensation will be equal to the actual performance results. Target compensation amounts as referenced above are paid out for performance periods beginning on or after January 1, 2015.

Other Provisions:

•
Consistent with his prior employment agreements, Mr. Hilton’s Employment Agreement provides that the Company shall use its reasonable efforts to cause Mr. Hilton to be nominated for election as a director and recommended to the stockholders for election to the Board of Directors.

•	Each employment agreement provides that the executive officer must execute a customary release to be entitled to the termination payments provided in the agreements.

•
Each employment agreement includes customary non-solicitation and confidentiality provisions, and in the case of Mr. Hilton, non-compete provisions in certain circumstances, that govern each executive officer’s conduct post-termination.

•
Each employment agreement provides for a clawback of incentive awards where the Company’s financial results are misstated as a result of the executive officer’s misconduct or gross negligence, provided, however, any clawback amounts will first be offset against future bonuses and then against bonuses previously earned and delivered.

Amendments to Change of Control Agreements

As previously disclosed, each of the executive officers listed above is party to a change of control agreement with the Company that provides for certain payments upon a change of control. These change of control agreements are “double trigger” such that cash payment benefits are triggered only upon a change of control and the termination of the executive officer by the Company without cause (or by the executive officer for good reason) within 150 days before or two years following a change of control. On March 25, 2014, the change of control agreement for each of the executive officers listed above was amended to, among other things:

•	Provide that a termination of employment arising from expiration of the executive officer’s employment agreement will be treated as a termination of employment by the Company without cause.

•
Modify the equity award acceleration provisions to provide that upon a change of control (i) any stock options, restricted stock, restricted stock units and other equity based awards shall be immediately accelerated and become fully vested, paid or issued as applicable (ii) any stock option grants that remain outstanding as of the date of termination shall continue to vest and (iii) all restrictions on awards granted shall lapse.

•	Clarify that any severance payments made under the executive officer’s employment agreement will reduce the severance payment otherwise payable under the change of control agreement.

•
Provide that the severance payment to Messrs. Seay, White and Davis shall not exceed $6 million, each. Mr. Hilton's severance payment maximum remained unchanged at $15 million from his previous employment agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1	Steven J. Hilton Fourth Amended and Restated Employment Agreement

10.2	Larry W. Seay Fourth Amended and Restated Employment Agreement

10.3	C. Timothy White Second Amended and Restated Employment Agreement

10.4	Steven Davis Second Amended and Restated Employment Agreement

10.5	Steven J. Hilton Second Amendment to Third Amended and Restated Change of Control Agreement

10.6	Larry W. Seay Second Amendment to Third Amended and Restated Change of Control Agreement

10.7	C. Timothy White Second Amendment to Amended and Restated Control Agreement

10.8	Steven Davis Second Amendment to Amended and Restated Control Agreement

10.9	Representative Form of Performance Share Award Agreement

10.10	Representative Form of Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2014

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer